Exhibit 99.1

Virtusa Announces Third Quarter Fiscal 2012 Consolidated Financial Results

•                  Third quarter fiscal 2012 revenue of $72.2 million increased 3% sequentially and 30% year-over-year

•                  Third quarter fiscal 2012 operating income of $6.6 million or 9.1% of revenue

•                  Third quarter fiscal 2012 diluted EPS was $0.22, an increase compared to $0.17 in the third quarter of fiscal 2011

•                  Commenced work with 3 new clients in the third quarter of fiscal 2012

Westborough, MA — (January 31, 2012) Virtusa Corporation (NASDAQ: VRTU), a global IT services company that offers a broad range of information technology services, including IT consulting, technology implementation and application outsourcing services, today reported consolidated financial results for the third quarter fiscal year 2012, ended December 31, 2011.

Third Quarter Fiscal 2012 Consolidated Financial Results

Revenue for the third quarter of fiscal 2012 was $72.2 million, an increase of 3% sequentially and 30% year-over-year on both a reported and constant currency basis(1).

Virtusa reported income from operations of $6.6 million for the third quarter of fiscal 2012, an increase compared to $5.5 million for the second quarter of fiscal 2012, and an increase compared to $5.0 million for the third quarter of fiscal 2011.

Net income for the third quarter of fiscal 2012 was $5.6 million, or $0.22 per diluted share, an increase compared to $4.7 million, or $0.18 per diluted share, for the second quarter of fiscal 2012, and an increase compared to $4.2 million, or $0.17 per diluted share, for the third quarter of fiscal 2011.  Net income for the third quarter of fiscal 2012 included $0.2 million of foreign currency transaction gains.

The Company ended the third quarter of fiscal 2012 with $79.0 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash generated from operations was $8.5 million during the third quarter of fiscal 2012.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Our third quarter results were solid, particularly in the face of continued volatility in the global economy.   We have reached a size and scale that, combined with our industry focus and best in class solution offerings, are enabling us to take on larger transformational programs.”

Ranjan Kalia, Chief Financial Officer, said, “During the quarter, we were pleased with our ability to drive operating efficiencies and deliver double digit percentage earnings per share growth.”  Mr. Kalia added, “Our fourth quarter guidance reflects ongoing customer commitments which are driving our expected sequential growth.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Fourth quarter fiscal 2012 revenue is expected to be in the range of $73.5 to $75.5 million, with diluted EPS of $0.21 to $0.25.

•                  Fiscal year 2012 revenue is expected to be in the range of $277.0 to $279.0 million, with diluted EPS of $0.77 to $0.81.

The Company’s fourth quarter and fiscal year 2012 diluted EPS estimates assume an average share count of approximately 25.6 million and 25.4 million respectively,  (assuming no further exercises of stock-based awards) and assume a stock price of $15.93, which was derived from the average closing price of the Company’s stock over the five trading days ended on January 30, 2012.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, January 31, 2012 at 5:00 pm Eastern time to discuss the Company’s third quarter fiscal year 2012 financial results, current financial guidance, and other corporate developments.   To access this call, dial 888-329-8889 (domestic) or 719-457-2716 (international).  A replay of this conference call will be available through February 7, 2012 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 6123412.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011, 2012 Virtusa Corporation.  All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

Footnotes and Non-GAAP Financial Information

(1) To determine year-over-year constant currency revenue for the Company’s third quarter of fiscal 2012, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2010 of 1.58 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended December 31, 2011 of 1.57 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s third quarter of fiscal 2012, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2011 of 1.60 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended December 31, 2011 of 1.57 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (2) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (3) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, which includes the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including ALaS Consulting LLC; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2011	March 31, 2011

Assets:
Cash and cash equivalents	$48,935	$50,218
Short-term investments	24,877	45,713
Accounts receivable, net	54,386	41,823
Unbilled accounts receivable	7,991	7,512
Prepaid expenses	5,687	6,074
Deferred income taxes	4,519	1,244
Restricted cash	2,824	163
Other current assets	5,055	6,284
Total current assets	154,274	159,031

Property and equipment, net	30,307	29,183
Long-term investments	5,147	15,819
Deferred income taxes	8,915	7,591
Goodwill	35,472	19,046
Intangible assets, net	19,018	9,666
Other long-term assets	7,974	5,841
Total assets	$261,107	$246,177

Liabilities:
Accounts payable	$5,080	$7,692
Accrued employee compensation and benefits	16,482	13,447
Accrued expenses and other current liabilities	23,280	12,976
Income taxes payable	4,049	1,652
Total current liabilities	48,891	35,767
Long-term liabilities	6,097	3,074
Total liabilities	54,988	38,841

Stockholders’ equity	206,119	207,336
Total liabilities and stockholders’ equity	$261,107	$246,177

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$72,184	$55,606	$203,540	$159,685
Costs of revenue	46,271	34,169	129,648	98,391
Gross profit	25,913	21,437	73,892	61,294
Total operating expenses	19,335	16,453	57,060	49,165

Income from operations	6,578	4,984	16,832	12,129

Other income (expense):
Interest income, net	603	532	1,761	1,334
Foreign currency transaction gains (losses)	198	(533)	(64)	(1,165)
Other, net	(21)	(5)	(72)	(35)
Total other income (expense)	780	(6)	1,625	134

Income before income tax expense	7,358	4,978	18,457	12,263
Income tax expense	1,764	772	4,220	1,289

Net income	$5,594	$4,206	$14,237	$10,974

Net income per share of common stock:
Basic	$0.23	$0.18	$0.58	$0.46
Diluted	$0.22	$0.17	$0.56	$0.45
Weighted average number of common shares outstanding
Basic	24,704,814	23,793,689	24,604,981	23,650,577
Diluted	25,358,259	24,683,649	25,350,501	24,576,158

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	Decmeber 31
	2011	2010
Cash flows provided by operating activities:
Net income	$14,237	$10,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,169	6,409
Share-based compensation expense	3,858	2,943
Deffered income taxes	—	170
(Gain) or loss on sale of plant and equipment	(6)	(62)
Foreign currency losses, net	64	1,165
Net changes in operating assets and liabilities:
Accounts receivable, net	(15,348)	(8,931)
Prepaid expenses and other current assets	(322)	(1,585)
Other long-term assets	(3,503)	49
Accounts payable	(2,514)	(1,405)
Accrued employee compensation and benefits	2,657	3,588
Accrued expenses and other current liabilities	2,553	907
Income taxes payable	2,652	130
Other long-term liabilities	(732)	(989)
Net cash provided by operating activities	9,765	13,363
Cash flows used for investing activities:
Business acquisition	(25,055)	(3,219)
Proceeds from sale of property and equipment	114	86
Purchase of short-term investments	(6,638)	(19,810)
Proceeds from sale or maturity of short-term investments	30,979	25,441
Purchase of long-term investments	(5,202)	(22,506)
Proceeds from sale or maturity of long-term investments	10,406	9,308
Purchase of property and equipment	(10,223)	(7,529)
Decrease (increase) in restricted cash	(2,678)	3,018
Net cash used for investing activities	(8,297)	(15,211)
Cash flows provided by (used for) financing activities:
Proceeds from exercise of common stock options	1,740	2,188
Payment of contingent consideration related to acquisition	(1,620)	—
Principal payments on capital lease obligation	(932)	(1,116)
Net cash provided by (used for) financing activities	(812)	1,072
Effect of exchange rate changes on cash and cash equivalents	(1,939)	452
Net decrease in cash and cash equivalents	(1,283)	(324)
Cash and cash equivalents, beginning of period	50,218	43,851
Cash and cash equivalents, end of period	$48,935	$43,527

Supplemental Non-GAAP Financial Information as of December 31, 2011 and 2010

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$48,935	$43,527

Short-term investments	24,877	45,898
Long-term investments	5,147	13,903
Total short-term and long-term investments, end of period	30,024	59,801

Total cash and cash equivalents, short-term investments and long-term investments	$78,959	$103,328

Media Contact:

Stacey Mann
Greenough Communications
617-275-6523
smann@greenoughcom.com

Investor Contact:

Staci Strauss Mortenson
ICR
203-682-8273
staci.mortenson@icrinc.com